Exhibit 10.16

Unofficial Summary Translation

Institute of Microbiology, Chinese Academy of Sciences
Laiyang Jiangbo Pharmaceutical Co. Ltd
Pharmaceutical Industrialization Joint Base Agreement

Party A: Institute of Microbiology, Chinese Academy of Sciences (IMCAS)
Party B: Laiyang Jiangbo Pharmaceutical Co, .Ltd.

Under the background of National "Eleventh Five-Year Plan" program, IMCAS actively promotes the industrialization of scientific research to utilize its own advantages adequately and implements the policy of IMCAS and the knowledge innovation project. With the foundation of continuous improved yearly production value and revenues, Laiyang Jiangbo Pharmaceutical Co. Ltd. focuses on strengthening the basic research of biomedical industrial in order to achieve a new level. Therefore, both parties reached the agreement to form the “Joint base of industrialization, Institute of Microbiology, Chinese Academy of Sciences-Laiyang Jiangbo Pharmaceutical Co. Ltd” with the formation of good cooperative research system in order to promote the further development of bio- pharmaceutical industry with the approach of joining enterprise and institute. This agreement is signed for the implementation of this cooperation.

A.	Name of the Joint base of industrialization
Joint base of industrialization, Institute of Microbiology, Chinese Academy of Sciences – Laiyang Jiangbo Pharmaceutical Co, Ltd

B.	Operation model of the Joint base of industrialization
1.	Joint base of industrialization will be licensed and operated at Party B.
2.
Party A and Party B should both assign a representative to take responsibility for the work of joint base of industrialization. Both of Party A and Party B can recruit related employees in accordance with requirement.

3.	The joint base should hold at least one working conference or academic exchange every year and both parties’ research and managerial personnel should participate the conference or academic exchange.

C.	Responsibilities of both Party
1.	Party A.
a.	Give Party B the priority to get the transferable technological achievements.
b.	Cultivate post-doctoral or master and doctoral students and training related technical staff for Party B. Related expenses will be negotiated by both parties.
c.
Within the scientific research scope of IMCAS, Party A will solve the problems encountered in Party B’s production process for Party B; specific issues will be resolved by other agreements between the two parties.

d.	Both parties should apply for national and local projects (such as 863 projects etc). Party A shall provide party B technical support.

2.	Party B.
a. Provide party A related industrial technological achievements transformation platform.
b. Provide RMB 6,000,000 per year operating expenses for the Joint base of industrialization.
c. Bear enterprise related responsibilities during the application process of national and local projects.

D.	Cooperation period
The agreement is for five years (November 2006 till November 2010). Both parties will renegotiate the terms after the contract expires.

E.	Others
1.	Matters not mentioned herein and other possible disputes occurred during the operation process of the cooperative library shall be decided through mutual negotiations.
2.	This agreement shall be validated with the representatives from both parties’ signatures and seals. This agreement has four copies, two copies for both sides with same legal effect.

Party A (Representative): (Seal)
Institute of Microbiology, Chinese Academy of Sciences
November 12, 2007

Party B (Representative): (Seal)
Laiyang Jiangbo Pharmaceutical Co. Ltd.
November 12, 2007